EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF


                                   1997 CORP.


         The undersigned, being the incorporator of 1997 Corp. (the "Corporation") hereby certifies as follows:

         FIRST: The name of the Corporation is 1997 Corp.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The registered agent in change thereof is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

         FOURTH: The total number of shares that this Corporation shall have authority to issue is (i) 10,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 2,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

         There shall be no preemptive rights with respect to the Corporation's shares of stock. The following is a further statement of the designations and the powers, preferences and rights, and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions granted to or imposed upon the respective slasses of shares of capital stock of the Corporation or the holders thereof.

         COMMON STOCK

         1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. VOTING. The holders of Common Stock are entitled to one




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vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights or restrictions of any then outstanding Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential rights of any then outstanding Preferred Stock.

         PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for herein or by law.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.
         FIFTH: The Corporation is to have perpetual existence.

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         SIXTH: The number of directors which shall constitute the entire Board of Directors shall be as set forth in the by-laws of the Corporation. The board of directors is expressly authoized to adopt, amnend or repeal the by-laws of the Corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockhoder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Cor[poration, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctined by the court to which said application has been made, be binding on all the creditors of stockholders of this Corporation, as the case may be, and also on this Corportion.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

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directors, agents and such other parties to the full extent permitted by
Delaware law.

         ELEVENTH: (i) Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (unless there are no reamining directors), acting by a majority of the remaining directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors and until their successors are elected and qualified.

         (ii) any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         TWELFTH: Special meetings of stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request of the holders of at least 50% of the voting pwoer of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or (ii) the President of the Corporation.

         THIRTEENTH: In addition to any requirements of the General Corporation Law of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware), the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, adopt or repeal Articles Eleventh, Twelfth or Thirteenth hereof.

         FOURTEENTH: The name of the incorporator is Richard L. Campbell, whose address is 250 Park Avenue, 12th Floor, New York, New York 10177.

         IN WITNESS WHEREOF: I hereunto set my hand this 12th day of March, 1997 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

                                  /s/ RICHARD L. CAMPBELL
                                      ---------------------------
                                      Richard L. Campbell, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                 OF 1997 CORP.
                                  -----------
                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                                  -----------


         1997 CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is 1997 CORP.

         SECOND: The original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 17, 1997.

         THIRD: The Certificate of Incorporation of the Corporation, is hereby amended by deleting Article First and the first paragraph of Article Fourth in their entirety and substituting in lieu thereof the following:

         "FIRST: The name of the corporation is "CyBear Inc."; and

         "FOURTH: The authorized capital stock of the Corporation shall consist of (i) 25,000,000 shares of common stock, $.001 par value per share ("Common Stock") and (ii) 2,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President this 19th day of November 1998.


                                 1997 CORP

                                 By /s/ Judith Haselton, President
                                   --------------------------------
                                   Judith Haselton, President